Exhibit 10.1

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2.

[Letterhead of Wells Fargo Capital Finance, LLC]

November 6, 2013

Mad Catz, Inc.

7480 Mission Valley Road

Suite 101

San Diego, CA

92108

Dear Sirs/Mesdames:

Re:	Fourth Amended and Restated Loan Agreement dated August 1, 2012 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Loan Agreement”) between Wells Fargo Capital Finance, LLC (“Wells Fargo”), Mad Catz, Inc. (the “Borrower”) and the Obligors party thereto. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Loan Agreement unless stated otherwise.

We hereby notify you that an Event of Default (the “Existing Event of Default”) has occurred under Section 8.13 of the Loan Agreement as a result of MCII’s failure to maintain a Fixed Charge Coverage Ratio of not less than 1.10:1.0 for the trailing 4 Fiscal Quarters ending September 30, 2013. The financial statements recently delivered by the Borrower to Wells Fargo indicated that such Fixed Charge Coverage Ratio was 0.28:1.0.

In connection with the Existing Event of Default, you have requested that we provide this Agreement to you in order to, among other things, waive the Existing Event of Default and amend the Loan Agreement, all as specifically set out below.

1.	Limited Waiver.

(a)	Wells Fargo hereby waives the Existing Event of Default.

(b)	Notwithstanding the foregoing, the limited waiver by Wells Fargo above:

(i)	shall not extend to any other Default or Event of Default by the Borrower or any Obligor under the Financing Agreements;

(ii)	shall not be construed as a waiver of any other provisions of the Financing Agreements or consent to, or waiver of, any further or future action on the part of the Borrower or any Obligor;

(iii)	is intended to be limited to the specific purpose and intent for which same has been provided, and does not prejudice any rights or remedies that Wells Fargo may have now or may have in the future under or in connection with the Financing Agreements.

(c)	Wells Fargo reserves its rights and remedies at any time and from time to time arising in connection with any Defaults or Events of Default now existing or hereafter arising (other than the Existing Event of Default specifically waived above).

2.	Amendments to Loan Agreement

(a)	Section 1.6 (Applicable Rate) is hereby amended by deleting the pricing box therein and replacing it with the following pricing box:

Pricing Level	Fixed Charge Coverage Ratio	Prime Rate Loans	Libor Rate Loans
I	Less than or equal to 1.0:1.0	2.00%	3.50%
II	Greater than 1.0:1.0 but less than or equal to 2.0:1.0	1.00%	2.75%
III	Greater than 2.0:1.0	0.50%	2.50%

(b)	Section 1.8 (Availability Reserves) is hereby amended by adding “the Reserve Amount and” before “the Royalty Reserve” in the first sentence thereof.

(c)	The following new Section 1.82A (Reserve Amount) is hereby added after Section 1.82 (Records).

“1.82A        “Reserve Amount”

“Reserve Amount” shall mean the following amounts during the following periods:

Period	Amount
November 6, 2013 to November 30, 2013	[***]
December 1, 2013 to December 31, 2013	[***]
January 1, 2014 to January 31, 2014	[***]
February 1, 2014 to February 28, 2014	[***]
March 1, 2014 to March 31, 2014	[***]
April 1, 2014 to April 30, 2014	[***]
May 1, 2014 and thereafter	[***]

(d)	Section 1.92 (Springing Blocked Account Triggering Event) is hereby deleted and replaced with the following:

“1.92 Intentionally Deleted.”

(e)	Section 2.1(a)(ii)(B)(2) is hereby deleted and replaced with the following:

“(2)	$11,250,000 reducing downward on the last day of each month to the following amounts:

Month	Amount
November 2013	[***]
December 2013	[***]
January 2014	[***]
February 2014	[***]
March 2014 and thereafter	[***]

(less, in each case, the amount, if any, determined in accordance with Section 2.1(a)(ii)(C) and (D) below),”.

(f)	Section 5.3(a) and (c) (Collection of Accounts) are hereby deleted and replaced with the following:

“(a)

Borrower shall establish and maintain, at its expense, blocked accounts (“Blocked Accounts”) where and if available with such banks as are acceptable to Lender into which Borrower and Obligors shall, in accordance with Lender’s instructions, promptly deposit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral. Borrower and each Obligor shall direct Borrower’s and each Obligor’s account debtors to directly remit all payment on Accounts to the Blocked Accounts. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose (“Payment Account”). Borrower and each Obligor agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be subject to the security of Lender and/or Agents.

(c)	Borrower and each Obligor and the shareholders, directors, employees and/or agents of Borrower and each Obligor shall, acting as trustee for Lender, receive, as the security of Lender and/or Agents, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender, but in no event shall any of the foregoing monies, checks, notes, drafts or any other such payment be commingled with Borrower’s or an Obligor’s other funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender’s payments to, or indemnification of, such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 5.3 shall survive the termination of this Agreement.”

(g)	Section 8.13 (Fixed Charge Coverage Ratio) is hereby deleted and replaced with the following:

“8.13 Fixed Charge Coverage Ratio

MCII shall maintain a Fixed Charge Coverage Ratio of not less than 1.0:1.0 for each Testing Period calculated at the end of each Fiscal Quarter starting with the Fiscal Quarter ending in June, 2014.”

(h)	Section 8.24 (EBITDA) is hereby deleted and replaced with the following:

“8.24 EBITDA

MCII shall maintain consolidated EBITDA of not less than the amounts set forth below calculated on a rolling 3 month basis and at the end of the months set forth below:

Month	EBITDA
October 2013	[***]
November 2013	[***]
December 2013	[***]
January 2014	[***]
February 2014	[***]

March 2014	[***]
April 2014	[***]
May 2014	[***]

(i)	This Agreement is an amendment to the Loan Agreement. Unless the context of this Agreement otherwise requires, the Loan Agreement and this Agreement shall be read together and shall have effect as if the provisions of the Loan Agreement and this Agreement were contained in one agreement. The term “Agreement” when used in the Loan Agreement means the Loan Agreement as amended by this Agreement, together with all amendments, modifications, supplements, extensions, renewals, restatements and replacements thereof from time to time.

(j)	Nothing in this Agreement when read together with this Agreement, shall constitute a novation, payment, re-advance or reduction or termination in respect of any Obligations.

3.	Representations and Warranties

In order to induce Wells Fargo to enter into this Agreement, the Borrower and each Obligor represent and warrant to Wells Fargo as follows, which representations and warranties shall survive the execution and delivery of this Agreement:

(a)	After giving effect to this Agreement:

(i)	all of the representations and warranties in the Loan Agreement and the other Financing Agreements are true and correct as of the date hereof;

(ii)	each of the Borrower and the Obligors is in compliance with all the covenants contained in the Loan Agreement and the other Financing Agreements;

(iii)	no Default or Event of Default exists or is continuing;

(b)	the execution, delivery and performance of this Agreement and the transactions contemplated hereunder are all within the Borrower’s and each Obligor’s corporate powers, have been duly authorized and are not in contravention of law or the terms of the Borrower’s or each Obligor’s certificate of incorporation, by-laws or other organizational documentation, or any indenture, agreement or undertaking to which the Borrower or an Obligor is a party or by which the Borrower’s or an Obligor’s property is bound;

(c)	each of the Borrower and the Obligors have duly executed and delivered this Agreement; and

(d)	this Agreement constitutes a legal, valid and binding obligation of the Borrower and each Obligor, enforceable against them by Wells Fargo in accordance with the terms of this Agreement.

4.	General

(a)	The Loan Agreement, as amended by this Agreement, shall continue in full force and effect and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein.

(b)	It is agreed and confirmed that after giving effect to this Agreement, all security and guarantees delivered by the Borrower and each Obligor secures the payment and performance of all of the Obligations including, without limitation, the obligations, liabilities and indebtedness arising under the Loan Agreement.

(c)	The Borrower and each Obligor shall execute and deliver such documents and take such actions as may be necessary or desirable by Wells Fargo to give effect to the provisions and purposes of this Agreement, all at the expense of the Borrower and each Obligor.

(d)	The Borrower agrees to pay Wells Fargo a $50,000 amendment fee earned on the date hereof and payable as follows:

(i)	$25,000 on the date hereof (and Wells Fargo may charge such fee to the Revolving Loans on the date hereof); and

(ii)	$25,000 on the earlier to occur of (and Wells Fargo may charge such fee to the Revolving Loans on such date):

(A)	April 15, 2014; and

(B)	termination of the Loan Agreement.

(e)	The Borrower and each Obligor shall pay all fees, expenses and disbursements including, without limitation, legal fees, incurred by or payable to Wells Fargo in connection with the preparation, negotiation, execution, delivery, review and enforcement of this Agreement and all other documents and instruments arising therefrom and/or executed in connection therewith.

(f)	This Agreement may be executed and delivered by facsimile or pdf and in any number of counterparts, each of which when so executed and delivered is an original and all of which taken together constitute one and the same instrument.

(g)	This Agreement shall be governed by the laws of the State of Illinois.

(h)	This Agreement is a Financing Agreement.

If the foregoing correctly sets out our agreement, please indicate your acceptance of the terms and conditions of this Agreement by signing below and returning an executed copy to us by no later than 5:00 p.m. (PST) on November 15, 2013 after which time, if not accepted by all of you, this Agreement shall be null and void.

Yours truly,

WELLS FARGO CAPITAL FINANCE, LLC

Per:	/s/ GARY WHITAKER
Name: Title:	Gary Whitaker Authorized Signer

Agreed this 6th day of November, 2013.

MAD CATZ, INC.		MAD CATZ INTERACTIVE, INC.

Per:	/s/ DARREN RICHARDSON	Per:	/s/ DARREN RICHARDSON
Name: Title:	Darren Richardson President & CEO	Name: Title:	Darren Richardson President & CEO

1328158 ONTARIO INC.		WINKLER ATLANTIC HOLDINGS LIMITED

Per:	/s/ DARREN RICHARDSON	Per:	/s/ DARREN RICHARDSON
Name: Title:	Darren Richardson Director	Name: Title:	Darren Richardson Director

MAD CATZ EUROPE LIMITED		MAD CATZ INTERACTIVE ASIA LIMITED

Per:	/s/ BRIAN ANDERSEN	Per:	/s/ DARREN RICHARDSON
Name: Title:	Brian Andersen COO	Name: Title:	Darren Richardson Director

FX UNLIMITED, INC.		MAD CATZ GMBH

Per:	/s/ DARREN RICHARDSON	Per:	/s/ MARTIN EBERLE
Name: Title:	Darren Richardson	Name: Title:	Martin Eberle Geschaftsfuhrer

SAITEK, S.A.		MAD CATZ TECHNOLOGICAL DEVELOPMENT (SHENZHEN) CO., LTD.

Per:	/s/ OLIVIER VOIRIN	Per:	/s/ CHEUNG HING TIM (NICHOLAS)
Name: Title:	Olivier Voirin President	Name: Title:	Cheung Hing Tim (Nicholas) Legal Representative

MAD CATZ CO., LTD.

Per:	/s/ TAKETOSHI MATSUURA
Name: Title:	Taketoshi Matsuura Representative Director, President